Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David L. Fischel, Kimberly R. Peery and Patricia S. Williams, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) a resale shelf registration statement on Form S-3 (the “Registration Statement”) covering the registration of an additional 20,000,000 shares of common stock, par value $0.001, of Stereotaxis, Inc. (the “Company”), which such registration statement may also constitute, in accordance with Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), a post-effective amendment to (i) the Registration Statement on Form S-1 (File No. 333-214255), which was initially declared effective on November 15, 2016, as amended by Post-Effective Amendments filed on March 30, 2018 and May 30, 2018 (collectively, the “2016 Registration Statement”), and (ii) the Registration Statement on Form S-3 (File No. 333-272101), which was initially declared effective on June 6, 2023 (the “2023 Registration Statement”), and any and all pre-effective and post-effective amendments to the Registration Statement, the 2016 Registration Statement and the 2023 Registration Statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act, which such Registration Statement, 2016 Registration Statement and 2023 Registration Statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: July 15, 2026

Name:	Title:

/s/ David L. Fischel	Chairman and Chief Executive Officer
David L. Fischel	(principal executive officer)

/s/ Kimberly R. Peery	Chief Financial Officer
Kimberly R. Peery	(principal financial officer and principal accounting officer)

/s/ David W. Benfer	Director
David W. Benfer

/s/ Nathan Fischel	Director
Nathan Fischel

/s/ Myriam J. Curet	Director
Myriam J. Curet

/s/ Arun S. Menawat	Director
Arun S. Menawat

/s/ Nachum Shamir	Director
Nachum Shamir

/s/ Ross B. Levin	Director
Ross B. Levin